UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2026

Commission file number: 333-283772
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Bally’s Chicago, Inc.
(Exact name of registrant as specified in its charter)

Delaware			88-2870098
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)
100 Westminster Street	Providence,	RI	02903
(Address of principal executive offices)			(Zip Code)
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(401) 475-8474
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A-1 common stock, par value $0.001 per share	N/A	N/A
Class A-2 common stock, par value $0.001 per share	N/A	N/A
Class A-3 common stock, par value $0.001 per share	N/A	N/A
Class A-4 common stock, par value $0.001 per share	N/A	N/A
Class B common stock, par value $0.001 per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2026, H.C. Charles Diao notified Bally’s Chicago, Inc. that he is resigning from his position as Chief Financial Officer of Bally’s Chicago, Inc. (“BCI” or the “Company”) effective April 1, 2026. Mr. Diao is resigning from his position to take another professional opportunity. Mr. Diao is also resigning from the position of Senior Vice President and Treasurer of our parent Bally’s Corporation (NYSE: BALY) (“Bally’s”). Neither the Company nor Bally’s will enter into a separation agreement with Mr. Diao. Mr. Diao’s resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices.

On March 26, 2026, BCI appointed Cheryl R. Ash, age 46, as BCI’s Chief Financial Officer, subject to receipt of customary regulatory approvals. Ms. Ash has also served as Senior Vice President, Finance, Casinos and Resorts of Bally’s
Ms. Ash is a seasoned finance executive with over 18 years of leadership experience in the casino–hospitality industry. In her current role with Bally’s, Ms. Ash provides strategic financial leadership across multiple casino and resort operations. She provides insights around budgeting, forecasting, purchasing, and capital planning, while driving corporate initiatives in financial reporting, internal controls, and audit readiness. Her leadership has been instrumental in standardizing processes across multiple properties and strengthening financial governance in multi-jurisdictional gaming environments. Prior to her work with Bally’s, Ms. Ash served as Corporate Chief Accounting Officer and Board Member for Queen Casino & Entertainment Inc., where she led all aspects of financial operations, including treasury, audit, regulatory reporting, and long-range planning. Ms. Ash holds a Master of Business Administration from Louisiana State University Shreveport and a Bachelor of Science in Accounting from the University of Nevada, Las Vegas.

There are no family relationships between Ms. Ash and any director or executive officer of the Company as defined in Item 401(d) of Regulation S-K, and Ms. Ash has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Ash previously has entered into an employment agreement with Queen Casino & Entertainment, Inc. under which Ms. Ash’s annual compensation consists of a base salary of $328,214, which will be adjusted annually, and a potential target bonus of 75% of base salary. Neither the Company nor Bally’s anticipate an amendment to said agreement or providing any additional compensation to Ms. Ash in connection with Ms. Ash’s appointment. Ms. Ash will be eligible to receive future equity grants in form and amounts to be determined by the compensation committee of Bally’s board of directors. The Company may enter into a separate employment agreement with Ms. Ash in the future, the terms of which have not yet been determined.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements, including statements regarding the Company’s entry into an amendment or employment agreement with Ms. Ash and the expected timing and terms of the foregoing. These forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, risks and uncertainties described under “Risk Factors” in the Company’s most recent periodic reports filed with the Securities and Exchange Commission and in other filings the Company makes with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY’S CHICAGO, INC.

By:	/s/ Kim M. Barker
Name:	Kim M. Barker
Title:	Secretary

Date: March 26, 2026